SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
January 23, 2004	0-27441

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.
Washington, D.C. 20002-2194

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(202) 380-4000

EXPLANATORY NOTE

Item 5.                    Other Events.

On January 23, 2004 we filed a preliminary prospectus supplement (the “Prospectus Supplement”) with the Securities Exchange Commission (the “SEC”) in connection with a proposed offering of 20,000,000 shares (the “Shares”) of our Class A common stock, par value $.01 per share, of which 7,000,000 shares will be sold by us (the “Company Shares”) and 13,000,000 shares will be sold by certain selling stockholders (the “Selling Stockholder Shares”).  The underwriters have been granted an option to purchase an additional 3,000,000 shares from one of the selling stockholders to cover over-allotments, if any (the “Additional Shares”).

The Prospectus Supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to (i) a universal shelf registration statement on Form S-3 (Reg. No. 333-89132) originally filed with the SEC on May 24, 2002, amended on June 21, 2002, and amended by post-effective amendment on April 28, 2003; (ii) a shelf registration statement on Form S-3 (Reg. No. 333-106824) originally filed with the SEC on July 3, 2003 and amended on August 8, 2003; and (iii) a shelf registration statement on Form S-3 (Reg. No. 333-102966) originally filed with the SEC on February 4, 2003, amended on April 25, 2003 and amended by post-effective amendment on August 8, 2003.

We intend to use the net proceeds available for operating purposes from this offering for (a) pre-payment of outstanding debt, including such amount as may be necessary (i) to prepay our $89.0 million 10% Senior Secured Convertible Note due 2009 held by OnStar Corporation, a subsidiary of General Motors, and (ii) to redeem our outstanding $45.7 million 7.75% Convertible Subordinated Notes due 2006, and (b) for working capital and general corporate purposes, including potential pre-payment of other debt including our outstanding 12% Senior Secured Notes due 2010.  We estimate that we will receive approximately $177.3 million in net proceeds from the sale of the Company Shares, after deducting underwriting discounts and commissions and the estimated expenses of the offering.  We will not receive any of the proceeds from the sale of the Selling Stockholder Shares or the Additional Shares.

A copy of the Underwriting Agreement dated January 22, 2004 related to the offering of the Shares between our company, certain selling stockholders and the underwriters named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements.  Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act.  Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	Description

1.1

Underwriting Agreement, dated as of January 22, 2004, by and among XM Satellite Radio Holdings Inc., the selling stockholders named therein and Bear, Stearns & Co. Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: January 23, 2004	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement, dated as of January 22, 2004, by and among XM Satellite Radio Holdings Inc., the selling stockholders named therein and Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. as representatives of the several underwriters named therein.

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.